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                                                               EXHIBIT NO. 23(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CP&L Holdings, Inc. on Form S-4 of our report dated February 9, 1999, appearing in the Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
August 30, 1999